SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (“Agreement”) is made and entered into as of March 15, 2006, by and between Rail Waste Holdings, LLC (“RWH”), Christopher J. Davino (“Davino”) (RWH and Davino are collectively referred to herein as “RWH Group”) and Chartwell International, Inc. (“Chartwell”). The RWH Group and Chartwell are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Chartwell, the RWH Group and Starbank Group, LLC, a Delaware limited liability company (“Starbank”) are parties to that certain Settlement Agreement and Release dated as of March 15, 2006 (the “Settlement Agreement”);

WHEREAS, pursuant with the terms of the Settlement Agreement, Chartwell agreed to pay Three Hundred and Eighty Five Thousand Dollars ($385,000.00) to Starbank and Starbank agreed to execute and file a Stipulation of Discontinuance With Prejudice with the Supreme Court of the State of New York, County of New York regarding all claims brought by Starbank in connection with the action filed in the Supreme Court, New York County, entitled Starbank Group, LLC v. Chartwell International Inc., Imre Eszenyi, Rail Waste Holdings, LLC, E-Rail Logistics, Inc., Andrew Kaufman, Christopher Davino and Richard Kessler, NY Co. Index No. 600223/06 (the “NY Litigation”);

WHEREAS, Chartwell and the RWH Group hereby agree that in consideration of Chartwell settling the NY Litigation, the RWH Group shall transfer, assign and consent to the cancellation of shares of common stock of Chartwell owned by the RWH Group in the aggregate amount of 558,394 shares (the “Settlement Agreement Payment”);

WHEREAS, the Parties desire to fully and finally resolve, settle, compromise, and discharge any and all actual or potential claims and controversies between them, regardless of whether such actual or potential claims are known or unknown; and

THEREFORE the Parties agree as follows:

AGREEMENT

In consideration of the promises and mutual covenants, waivers, and releases contained herein, it is hereby agreed by and between the Parties hereto as follows:

1.            Chartwell shall pay to Starbank the total sum of Three Hundred and Eighty Five Thousand Dollars ($385,000.00) to settle all claims by Starbank under the N.Y. Litigation, including any and all claims against RWH and Davino, respectively. Starbank’s receipt of the funds shall be conclusive evidence of Chartwell meeting its obligations under this Agreement.

2.            Davino represents and warrants he is the owner of 258,394 shares of common stock of Chartwell (“Davino Stock”), and in consideration for Chartwell settling the N.Y. Litigation, Davino hereby agrees to transfer and assign the Davino Stock free and clear of all liens and encumbrances to Chartwell in order that Chartwell may cancel the Davino Stock. On or within one (1) day of the date first set forth above, Davino agrees to return the original stock certificate no. 4348 representing the Davino Stock to Chartwell and execute the Stock Power and Assignment attached hereto as Exhibit A to effectuate such transfer and cancellation.

3.            RWH represents and warrants it has ownership rights to 300,000 shares of common stock of Chartwell (“RWH Stock”) subject to set-off pursuant to that certain Agreement and Plan of Merger by and among Chartwell, E-Rail Acquisition Corp., and E-Rail Logistics, Inc. dated as of September 8, 2005 (“Merger Agreement”). In consideration for Chartwell settling the N.Y. Litigation and Chartwell’s right to set-off under Section 8.6 of the Merger Agreement, RWH hereby agrees to transfer and assign the RWH Stock free and clear of all liens and encumbrances to Chartwell in order that Chartwell may cancel the RWH Stock. On or within one (1) day of the date first set forth above, RWH agrees to execute the Stock Power and Assignment attached hereto as Exhibit A to effectuate such transfer and cancellation and to take any necessary further actions to meet its obligations herein.

4.            Chartwell acknowledges that RWH owns 239,046 shares of common stock of Chartwell outside of the RWH Stock (the “Remaining RWH Stock”).

5.            Chartwell agrees to permit the transfer by RWH of the Remaining RWH Stock subject to the following: (a) transferees shall be “accredited investors” as defined under the Securities Act of 1933, as amended, and all the rules and regulations promulgated thereunder; (b) transfer shall be in compliance with all federal and state securities laws; (c) transferees shall execute Chartwell’s standard stock issuance agreement; and (d) transferees shall be restricted from selling their Chartwell stock for a period of 1 year from the date of transfer which will be further reflected in a legend affixed to each transferee’s stock certificate.

6.            Chartwell hereby releases, acquits, and discharges the RWH Group, and their officers, directors, agents, representatives, employees, attorneys, insurers, and affiliated corporations, of and from any and all actual or potential liabilities, demands, causes of action, costs, expenses, attorney fees, damages, indemnities and obligations of every kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, from the beginning of the world to the day of the date of this Agreement, including any and all matters relating to or arising from claims threatened by the RWH Group.

7.            The RWH Group hereby releases, acquits, and discharges Chartwell and its officers, directors, agents, representatives, employees, contractors, attorneys, insurers, and affiliated corporations, and Imre Eszenyi, and his affiliates, of and from any and all actual or potential liabilities, demands, causes of action, costs, expenses, attorney fees, damages, indemnities and obligations of every kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, from the beginning of the world to the day of the date of this Agreement, including any and all matters relating to or arising from claims threatened by Chartwell.

8.            The Parties, and each of them, agree that they will not disparage the other Party, that Party’s officers, directors, employees, contractors, shareholders and/or agents, in any manner likely to be harmful to that Party or individual, in any fashion.

9.            The Parties, and each of them, agree that the terms and conditions of this Agreement are confidential. No Party shall make any public or private statement about or disclosure of the terms and conditions hereof, unless (1) required in or by filings made with the Securities and Exchange Commission, by law, judicial order, or any listing agreement with a national securities exchange or over-the-counter trading system to which any of the Parties is a party, (2) expressly authorized to do so by the other Party, whose authorization shall not be unreasonably withheld, or (3) necessary to the performance of professional services by that Party's attorneys or accountants. Notwithstanding the foregoing, the Parties may acknowledge that they have entered into a settlement agreement and that their agreement does not attribute liability or misconduct to any Party.

10.          The Parties, and each of them, warrant and in good faith represent that there has been, and there will be, no assignment or transfer of any interest in any of the claims released hereunder, and each of the Parties agree to indemnify and hold each other harmless from any liability, claims, demands, damages, costs, expenses, and attorney fees by any of them as a result of any person asserting such assignment or transfer of any rights or claims released hereunder.

11.          The Parties, and each of them, acknowledge, agree, and represent that he or it: (a) has had the opportunity to be represented in connection with the negotiation and preparation of this Agreement by counsel of that Party’s choosing; (b) has read the Agreement and has had it fully explained by his or its counsel, if applicable; (c) it is fully aware of the contents and legal affect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by his or its own free will.

12.          This Agreement shall bind the heirs, personal representatives, successors and assigns of each of the Parties and shall inure to the benefit of each of the Parties, his or her agents, directors, officers, employees, attorneys, successors, and assigns.

13.          The Parties, and each of them, hereby acknowledge and agree that neither the execution of this Agreement nor the performance of any act pursuant to the Agreement constitutes an admission of liability, express or implied, of any of the Parties with respect to any fact or matter which may have arisen in connection with the Settlement Agreement Payment or the Legal Expenses. This Agreement is entered into for the purpose of amicably resolving the disputes that have arisen between the Parties without further expenditure of attorney fees or other resources.

14.          The Parties, and each of them, acknowledge that the facts may turn out to be other than, or different from, the facts now believed by them to be true. The Parties expressly assume the risk of the facts turning out to be different than they believe them to be, and the Parties, and each of them, agree that this Agreement shall in all respects be effective and not subject to termination or rescission because of any such mistaken belief.

15.          The Parties acknowledge that each of the Parties has participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by the Parties. The Parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

16.          This Agreement contains the entire and all of the agreements between the Parties hereto and constitutes the complete, final and exclusive embodiment of their Agreement with respect to the subject matters covered in this Agreement. Any and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into and superseded by this Agreement. No claimed additions to or modifications or amendments of this Agreement, nor any claimed waiver of its terms or conditions, shall be effective unless in writing and signed by the duly authorized representative of the Party against whom the same may be asserted.

17.          Each Party shall bear its costs, expenses, and attorney fees, whether taxable or otherwise incurred in, or arising out of, or in any way related to the matters released, including without limitation, costs, expenses, attorney fees and taxes incurred in, or arising out of, or related to the subject matter of this Agreement, the Settlement Agreement Payment and the Legal Expenses.

18.          This Agreement shall be deemed to have been entered into, and shall be construed and enforced in accordance with the laws of the State of Nevada as applied to contracts made and to be performed entirely in Nevada.

19.          Should any Party hereto bring an action or proceeding for the purpose of enforcing this Agreement, then, in such an event, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred as a result thereof, including, but not limited to, reasonable attorney fees.

20.          Whenever the text hereof requires, the use of the singular noun shall include the appropriate plural noun and vice-versa.

21.          This Agreement may be executed in two or more counterparts. Facsimile signatures shall be acceptable.

BY SIGNING BELOW I REPRESENT THAT I HAVE AUTHORITY TO EXECUTE THIS AGREEMENT ON BEHALF OF THE PARTY INDICATED ABOVE MY NAME, AND I REPRESENT THAT I HAVE READ, UNDERSTAND, AND AGREE TO ALL OF THE TERMS SET FORTH IN THIS AGREEMENT.

Dated: March 15, 2006 RAIL WASTE HOLDINGS, LLC By: ______________________________ Name:_________________________ Title:__________________________	Dated: March 15, 2006 ______________________________ Christopher J. Davino

Dated: March 15, 2006 CHARTWELL INTERNATIONAL, INC. By:______________________________ Name:_________________________ Title:__________________________

EXHIBIT A

STOCK POWER AND ASSIGNMENT

SEPARATE FROM SHARE CERTIFICATE